Exhibit 10.16

SHAREHOLDER SERVICING AGREEMENT

THIS AGREEMENT, as amended and restated April 1, 1996, between W&R FUNDS, INC., (the “Company”), and Waddell & Reed Services Company (the “Agent”), and further amended August 22, 2001,

W I T N E S S E T H :

WHEREAS, The Company wishes, as applicable, to appoint the Agent or to continue the appointment of the Agent to be its shareholder servicing agent upon, and subject to, the terms and provisions of this Agreement;

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

1.                                       Appointment of Agent as Shareholder Servicing Agent for the Company; Acceptance.

(1)                                  The Company hereby appoints the Agent to act as Shareholder Servicing Agent for the Company upon, and subject to, the terms and provisions of this Agreement.

(2)                                  The Agent hereby accepts the appointment as Shareholder Servicing Agent for the Company and agrees to act as such upon, and subject to, the terms and provisions of this Agreement.

                                                (3)                                  The Agent may appoint an entity or entities approved by the Company in writing to perform any portion of Agent’s duties hereunder (the “Subagent”).

2.                                       Definitions.

(1)                                  In this Agreement -

(a)                                  The term the “Act” means the Investment Company Act of 1940 as amended from time to time;

(b)                                 The term “account” means the shares of the Company registered on the books of the Company in the name of a shareholder under a particular account registration number and includes shares subject to instructions by the shareholder with respect to periodic redemptions and/or reinvestment in additional shares of any dividends payable on said shares;

(c)                                  The term “affiliate” of a person shall mean a person controlling, controlled by, or under common control with that person;

(d)                                 The term “Class” shall mean each separate sub-class of a class of shares of the Company, as may now or in the future exist;

(e)                                  The term “Fund” shall mean each separate class of shares of the Company, as may now or in the future exist;

(f)                                    The term “officers’ instruction” means an instruction given on behalf of the Company to the Agent and signed on behalf of the Company by any one or more persons authorized to do so by the Company’s Board of Directors;

(g)                                 The term “prospectus” means the prospectus and Statement of Additional Information of the applicable Fund or Class from time to time in effect;

(h)                                 The term “shares” means shares including fractional shares of capital stock of the Company, whether or not such shares are evidenced by an outstanding stock certificate issued by the Company;

(i)                                     The term “shareholder” shall mean the owner of record of shares of the Company;

(j)                                     The term “stock certificate” means a certificate representing shares in the form then currently in use by the Company.

3.                                       Duties of the Agent.

The Agent shall perform such duties as shall be set forth in this paragraph 3 and in accordance with the practice stated in Exhibit A of this Agreement or any amendment thereof, any or all of which duties may be delegated to or performed by one or more Subagents pursuant to Paragraph (3) above.

(1)                                  Transfers.

Subject to the provisions of this Agreement the Agent hereby agrees to perform the following functions as transfer agent for the Company:

(a)                                  Recording the ownership, transfer, exchange and cancellation of ownership of shares of the Company on the books of the Company;

(b)                                 Causing the issuance, transfer, exchange and cancellation of stock certificates;

(c)                                  Establishing and maintaining records of accounts;

(d)                                 Computing and causing to be prepared and mailed or otherwise delivered to shareholders payment checks including bank wire transfers and notices of reinvestment in additional shares of dividends, stock dividends or stock splits declared by the Company on shares and of redemption proceeds due by the Company on redemption of shares;

(e)                                  Causing checking accounts to be available and maintained for shareholders who elect to redeem shares by drawing checks on such accounts, including accepting or rejecting signatures on all checks drawn on the checking account and notifying the payor bank to dishonor any check the Agent deems not to be validly signed;

(f)                                    Furnishing to shareholders such information as may be reasonably required by the Company, including appropriate income tax information;

(g)                                 Addressing and mailing to shareholders prospectuses, annual and semi-annual reports and proxy materials for shareholder meetings prepared by or on behalf of the Company;

(h)                                 Replacing allegedly lost, stolen or destroyed stock certificates in accordance with and subject to procedures and conditions agreed upon and set out in officers’ instructions;

(i)                                     Maintaining such books and records relating to transactions effected by the Agent pursuant to this Agreement as are required by the Act, or by rules or regulations thereunder, or by any other applicable provisions of law, to be maintained by the Company or its transfer agent with respect to such transactions; preserving, or causing to be preserved, any such books and records for such periods as may be required by any such law, rule or regulation; furnishing the Company such information as to such transactions and at such time as may be reasonably required by it to comply with applicable laws and regulations;

(j)                                     Providing such services and carrying out such responsibilities on behalf of the Company, or imposed on the Agent as the Company’s transfer agent, not otherwise expressly provided for in this Paragraph 3, as may be required by or be reasonably necessary to comply with any statute, act, governmental rule, regulation or directive or court order, including, without limitation, the requirements imposed by the Tax Equity and Fiscal Responsibility Act of 1982 and the Income and Dividend Tax Compliance Act of 1983 relating to the withholding of tax from distributions to shareholders.

(2)                                  Correspondence.

The Agent agrees to deal with and answer all correspondence from or on behalf of shareholders relating to its functions under this Agreement.

4.                                       Compensation of the Agent.

The Company agrees to pay the Agent for its services under this Agreement in accordance with the schedule as then in effect set forth in Exhibit B of this Agreement or any amendment thereof.  In addition, the Company agrees to reimburse the Agent for the following “out-of-pocket” expenses of the Agent within five days after receipt of an itemized statement of such expenses, to the extent that payment of such expenses has not been or is not to be made directly by the Company: (i) costs of stationery, appropriate forms, envelopes, checks, postage, printing (except cost of printing prospectuses, annual and semi-annual reports and proxy materials) and mailing charges, including returned mail and proxies, incurred by the Agent with respect to materials and communications sent to shareholders in carrying out its duties to the Company under this Agreement, bank charges for wire transfers pursuant to Section 3(1)(d) herein above, and maintenance of shareholder checking accounts pursuant to Section 3(1)(e) herein above; (ii) long distance telephone costs incurred by the Agent for telephone communications and microfilm and storage costs for transfer agency records and documents; (iii) costs of all ancillary and supporting services and related expenses (other than insurance premiums) reasonably required by and provided to the Agent, other than by its employees or employees of an affiliate, with respect to functions of the Company being performed by it in its capacity as Agent hereunder, including legal advice and representation in litigation to the extent that such payments are permitted under Paragraph 7 of this Agreement and charges to Agent made by any Subagent; (iv) costs for special reports or information furnished on request pursuant to this Agreement and not specifically required by the Agent by Paragraph 3 of this Agreement; and (v) reasonable costs and expenses incurred by the Agent in connection with the duties of the Agent described in Paragraph (3)(1)(i).  In addition, the Company agrees to promptly pay over to the Agent any fees or payment of charges it may receive from a shareholder for services furnished to the shareholder by the Agent.

Services and operations incident to the sale and distribution of the Company’s shares, including sales communications, confirmations of investments (not including reinvestment of dividends) and the clearing or collection of payments will not be for the account or at the expense of the Company under this Agreement.

5.                                       Right of Company to Inspect Records, etc.

The Company will have the right under this Agreement to perform on site inspection of records and accounts and to perform audits directly pertaining to the Company shareholder accounts serviced by the Agent hereunder at the Agent’s or any Subagent’s facilities in accordance with reasonable procedures at the frequency necessary to assure proper administration of the Agreement.  The Agent will cooperate with the Company’s auditors or representatives of appropriate regulatory agencies and furnish all reasonably requested records and data.

6.                                       Insurance.

The Agent now has the insurance coverage described in Exhibit C, attached hereto, and the Agent will not take any action to eliminate or decrease such coverage during the term of this Agreement without receiving the approval of the Fund in advance of any change, except the Agent, after giving reasonable notice to the Company, may eliminate or decrease any coverage if the premiums for such coverage are substantially increased.

The Company, at its expense, will include as part of its insurance coverages maintained pursuant to Section 17(j) of the Investment Company Act of 1940 fidelity insurance with respect to forgery or alteration of checks drawn on its checking account referred to in Section 3(1)(e) of the Agreement subject to such deductible for this particular coverage as it may deem appropriate.  The Agent will maintain at its expense such insurance coverages with respect to the Agent’s duties under Section 3(1)(e) for loss caused by errors or omissions as it deems appropriate.  Any loss to the Company by reason of the deductible on coverages maintained by it hereunder shall be paid by the Agent.

7.                                       Standard of Care; Indemnification.

The Agent will at all times exercise due diligence and good faith in performing its duties hereunder.  The Agent will make every reasonable effort and take all reasonably available measures to assure the adequacy of its personnel and facilities as well as the accurate performance of all services to be performed by it hereunder within, at a minimum, the time requirements of any applicable statutes, rules or regulations or as set forth in the prospectus.

The Agent shall not be responsible for, and the Company agrees to indemnify the Agent for any losses, damages or expenses (including reasonable counsel fees and expenses) (i) resulting from any claim, demand, action or suit not resulting from the Agent’s failure to exercise good faith or due diligence and arising out of or in connection with the Agent’s duties on behalf of the Company hereunder; (ii) for any delay, error or omission by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties (except with respect to the Agent’s employees), fire, mechanical breakdown beyond its control, flood or catastrophe, acts of God, insurrection, war, riots, or failure beyond its control of transportation, communication or power supply; or (iii) for any action taken or omitted to be taken by the Agent in good faith in reliance on (a) the authenticity of any instrument or communication reasonably believed by it to be genuine and to have been properly made and signed or endorsed by an appropriate person, (b) the accuracy of any records or information provided to it by the Company, (c) any authorization or instruction contained in any officers’ instruction, or (d) with respect to the functions performed for the Company listed under Paragraph 3(1) of this Agreement, any advice of counsel approved by the Company who may be internally employed counsel or outside counsel, in either case for the Company and/or the Agent.

In order for the rights to indemnification to apply, it is understood that if in any case the Company may be asked to indemnify or hold the Agent harmless, the Company shall be advised of all pertinent facts concerning the situation in question, and it is further understood that the Agent will use reasonable care to identify and notify the Company promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Company.  The Company shall have the option to defend the Agent against any claim which may be the subject of this indemnification and, in the event that the Company so elects, it will so notify the Agent and thereupon the Company shall take over complete defense of the claim and the Agent shall sustain no further legal or other expenses in such situation for which the Agent shall seek indemnification under this paragraph.  The Agent will in no case confess any claim or make any compromise in any case in which the Company will be asked to indemnify the Agent except with the Company’s prior written consent.

8.                                       Term of the Agreement; Taking Effect; Amendments.

This Agreement shall become effective at the start of business on the date hereof and shall continue, unless terminated as hereinafter provided, for a period of one year and from year to year thereafter, provided that such continuance shall be specifically approved as provided below.

This Agreement shall go into effect, or may be continued, or may be amended or a new agreement between the Company and the Agent covering the substance of this Agreement may be entered into only if the terms of this Agreement, such continuance, the terms of such amendment or the terms of such new agreement have been approved by the Board of Directors of the Company, including the vote of a majority of the directors who are not “interested persons,” as defined in the Act, of either party to this Agreement or of Waddell & Reed Investment Management Company, cast in person at a meeting called for the purpose of voting on such approval.  Such a vote is hereinafter referred to as a “disinterested director vote.”

Any disinterested director vote shall include a determination that (i) the Agreement, amendment, new agreement or continuance in question is in the best interests of the Company and its shareholders; (ii) the services to be performed under the Agreement, the Agreement as amended, new agreement or agreement to be continued, are services required for the operation of the Company; (iii) the Agent can provide services the nature and quality of which are at least equal to those provided by others offering the same or similar services; and (iv) the fees for such services are fair and reasonable in the light of the usual and customary charges made by others for services of the same nature and quality.

9.                                       Termination.

(1)                                  This Agreement may be terminated by the Agent at any time without penalty upon giving the Company 120 days’ written notice (which notice may be waived by the Company) and may be terminated by the Company at any time without penalty upon giving the Agent sixty (60) days’ written notice (which notice may be waived by the Agent), provided that such termination by the Company shall be directed or approved by the vote of a majority of the Board of Directors of the Company in office at the time or by the vote of the holders of a majority (as defined in or under the Act) of the outstanding shares of the Company.

(2)                                  On termination, the Agent will deliver to the Company or its designee all files, documents and records of the Company used, kept or maintained by the Agent in the performance of its services hereunder, including such of the Company’s records in machine readable form as may be maintained by the Agent, as well as such summary and/or control data relating thereto used by or available to the Agent.

(3)                                  In the event of any termination which involves the appointment of a new shareholder servicing agent, including the Company’s acting as such on its own behalf, the Company shall have the non-exclusive right to the use of the data processing programs used by the Agent in connection with the performance of its duties under this Agreement without charge.

(4)                                  In addition, on such termination or in preparation therefore, at the request of the Company and at the Company’s expense the Agent shall provide to the extent that its capabilities then permit such documentation, personnel and equipment as may be reasonably necessary in order for a new agent or the Company to fully assume and commence to perform the agency functions described in this Agreement with a minimum disruption to the Company’s activities.

10.                                 Construction; Governing Law.

The headings used in this Agreement are for convenience only and shall not be deemed to constitute a part hereof.  Whenever the context requires, words denoting singular shall be read to include the plural.  This Agreement and the rights and obligations of the parties hereunder, shall be construed and interpreted in accordance with the laws of the State of Kansas, except to the extent that the laws of the State of Maryland apply with respect to share transactions.

11.                                 Representations and Warranties of Agent.

Agent represents and warrants that it is a corporation duly organized and existing and in good standing under the laws of the State of Missouri, that it is duly qualified to carry on its business in the State of Kansas and wherever its duties require, that it has the power and authority under laws and by its Articles of Incorporation and Bylaws to enter into this Shareholder Servicing Agreement and to perform the services contemplated by this Agreement.

12.                                 Entire Agreement.

This Agreement and the Exhibits annexed hereto constitutes the entire and complete agreement between the parties hereto relating to the subject matter hereof, supersedes and merges all prior discussions between the parties hereto, and may not be modified or amended orally.

IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be duly executed on the day and year first above written.

W&R FUNDS, INC.

By: /s/ Daniel C. Schulte
Daniel C. Schulte, Vice President

ATTEST:

By: /s/ Kristen A. Richards
Kristen A. Richards, Secretary

WADDELL & REED SERVICES COMPANY

By: /s/ Michael D. Strohm
Michael D. Strohm, President

ATTEST:

By: /s/ Daniel C. Schulte
Daniel C. Schulte, Secretary

EXHIBIT A

A.            DUTIES IN SHARE TRANSFERS AND REGISTRATION

1.                                       The Agent in carrying out its duties shall follow general commercial practices and the Rules of the Stock Transfer Association, Inc. except as they may conflict or be inconsistent with the specific provisions of the Company’s Articles of Incorporation and Bylaws, prospectus, applicable Federal and state laws and regulations and this Agreement.

2.                                       The Agent shall not require that the signature of the appropriate person be guaranteed, witnessed or verified in order to effect a redemption, transfer, exchange or change of address except as may from time to time be directed by the Company as set forth in an officers’ instruction.  In the event a signature guarantee is required by the Company, the Agent shall not inquire as to the genuineness of the guarantee.

3.                                       The Agent shall not replace a lost, stolen or misplaced stock certificate without requiring and being furnished with an open penalty surety bond protecting the Company and the Agent against loss.

B.                                     The practices, procedures and requirements specified in A above may be modified, altered, varied or supplemented as from time to time may be mutually agreed upon by the Company and the Agent and evidenced on behalf of the Company by an officers’ instruction.  Any such change shall not be deemed to be an amendment to the Agreement within the meaning of Paragraph 8 of the Agreement.

EXHIBIT B

COMPENSATION

Class A Shares of Asset Strategy Fund (“Fund”)

An amount payable on the first day of each month of $1.5792 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares of High Income Fund and Municipal Bond Fund (each a “Fund”)

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares of Energy Fund, Large Cap Growth Fund, Mid Cap Growth Fund, Science and Technology Fund, Small Cap Growth Fund, Tax-Managed Equity Fund and Core Equity Fund (each a “Fund”)

An amount payable on the first day of each month of $1.5042 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class A shares of Limited-Term Bond Fund (“Fund”)

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month and, in addition, the Fund also pays the Agent a monthly fee of $0.75 for each shareholder check it processes.

Class A Shares of Money Market Fund (“Fund”)

An amount payable on the first day of each month of $1.75 for each account of the Fund which was in existence during any portion of the immediately preceding month and, in addition, the Fund also pays the Agent a monthly fee of $0.75 for each shareholder check it processes.

Class B Shares of Asset Strategy Fund (“Fund”)

An amount payable on the first day of each month of $1.5792 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares of High Income Fund, Limited-Term Bond Fund and Municipal Bond Fund (each a “Fund”)

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares of Energy Fund, Large Cap Growth Fund, Mid Cap Growth Fund, Science and Technology Fund, Small Cap Growth Fund, Tax-Managed Equity Fund and Core Equity Fund (each a “Fund”)

An amount payable on the first day of each month of $1.5042 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares of Money Market Fund (“Fund”)

An amount payable on the first day of each month of $1.75 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares of Asset Strategy Fund (“Fund”)

An amount payable on the first day of each month of $1.5792 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares of High Income Fund, Limited-Term Bond Fund and Municipal Bond Fund (each a “Fund”)

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares of Energy Fund, Large Cap Growth Fund, Mid Cap Growth Fund, Science and Technology, Small Cap Growth Fund, Tax-Managed Equity Fund and Core Equity Fund (each a “Fund”)

An amount payable on the first day of each month of $1.5042 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares of Money Market Fund (“Fund”)

An amount payable on the first day of each month of $1.75 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class E Shares of Asset Strategy Fund (“Fund”)

An amount payable on the first day of each month of $1.5792 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class E Shares of High Income Fund (“Fund”)

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class E Shares of Energy Fund, Large Cap Growth Fund, Mid Cap Growth Fund, Science and Technology Fund, Small Cap Growth Fund, Tax-Managed Equity Fund and Core Equity Fund (each a “Fund”)

An amount payable on the first day of each month of $1.5042 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class E shares of Limited-Term Bond Fund (“Fund”)

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class E Shares of Money Market Fund (“Fund”)

An amount payable on the first day of each month of $1.75 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class I Shares of All Funds (except Ivy Money Market Fund and Ivy Municipal Bond Fund)

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net assets of the Class for the preceding month.

Class R Shares of Large Cap Growth Fund, Mid Cap Growth Fund, Science and Technology Fund and Small Cap Growth Fund (each a “Fund”)

An amount payable on the first day of each month equal to 1/12 of .20 of 1% of the average daily net assets of the Class for the preceding month.

Class Y Shares of All Funds

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net assets of the Class for the preceding month.

The above-referenced per account fees shall be reduced for certain networked accounts to $6.00 per account on an annualized basis computed and payable on the first day of each month for each account which was in existence during any portion of the immediately preceding month.

The above-referenced per account fees for Class A, Class B, Class C and Class E shall also be reduced if the total number of accounts for which WRSCO provides shareholder services reach the following levels:

A reduction of 5% of the per account fee for the number of accounts in excess of 2.5 million but less than 3.0 million; and

A reduction of 10% of the per account fee for the number of accounts in excess of 3.0 million.

When considering the total number of accounts for the purpose of the reductions listed above, Class A, Class B, Class C, Class E, Class II and Advisors Class accounts in each of the Ivy Funds, Ivy Funds, Inc. and Waddell &Reed Advisors Funds are included; however, accounts in Class I, Class R and Class Y of each such fund and Waddell & Reed InvestEd accounts are excluded.

Fee Schedule Amended and Effective November 29, 2006.

EXHIBIT C

Name of Bond	Amount	Bond or Policy No.	Insurer

Investment Company		87015107B	ICI Mutual Insurance Company
Blanket Bond Form
Fidelity	$31,320,000
Audit Expense	50,000
On Premises	31,320,000
In Transit	31,320,000
Forgery or Alteration	31,320,000
Securities	31,320,000
Counterfeit Currency	31,320,000
Uncollectible Items of Deposit	25,000
Phone-Initiated Transactions	31,320,000
Computer Security	31,320,000

Directors and Officers/ Errors and Omissions Liability Insurance Form Total Limit	$30,000,000	87015107D	ICI Mutual Insurance Company
Blanket Lost Instrument Bond (Mail Loss)		30S100639551	Travelers
Blanket Undertaking Lost Instrument Waiver of Probate		42SUN339806	Hartford Casualty Insurance

Effective December 31, 2007